Exhibit 10.34

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of May 24, 2021 (this “Agreement”), is entered into by and between Jonathan Javitt and Daniel Javitt (the “Parties”).

WHEREAS, the parties hereto are stockholders of NeuroRx, Inc., a Delaware corporation (“NeuroRx”);

WHEREAS, NeuroRx entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) on December 13, 2020, with Big Rock Partners Acquisition Corp., a Delaware corporation (“BRPA”), and Big Rock Merger Corp., a Delaware corporation and wholly-owned, direct subsidiary of BRPA (“Merger Sub”), pursuant to which Merger Sub will merge with and into NeuroRx, with NeuroRx surviving the merger (“Merger”);

WHEREAS, as a result of the Merger, and upon consummation of the Merger and the other transactions contemplated by the Merger Agreement, NeuroRx will become a wholly-owned subsidiary of BRPA;

WHEREAS, in connection with the Merger, BRPA will change its name to NRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with stockholders of NeuroRx becoming stockholders of NRX Pharmaceuticals.

WHEREAS, the parties hereto wish to enter into this Agreement to set forth their agreements with respect to certain governance matters concerning the Company.

NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

Section 1.1 Definitions. As used in this Agreement:

“Affiliate” means, with respect to any Person, any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Director” means a director of the Company.

“Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity of any kind, whether domestic or foreign.

Section 1.2 Voting Agreements. Each of the Parties agree with one another that it shall:

(a) cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) all shares of the Company that it or its Affiliates (x) beneficially own and have the power to vote or cause the voting of or (y) over which it holds proxies or powers of attorney, as the case may be, and take all other actions necessary to: vote all of their respective shares in favor of each Parties’ Director nominees (except to the extent the the Parties may otherwise consent in writing);

(b) not (1) solicit proxies or become a participant in a solicitation, (2) assist any Person in taking or planning any action, or (3) cooperate in any way with, assist or participate in, knowingly encourage or otherwise facilitate or encourage any effort or attempt, in each case, that is reasonably likely to impair, delay, frustrate or otherwise serve to interfere with any provision of this Agreement.

Section 1.3 Amendment. The terms and provisions of this Agreement may only be amended, modified or waived at any time and from time to time by a writing executed by the Parties.

Section 1.4 Successors and Assigns. The rights and obligations of each Party hereto may not be assigned, in whole or in part, without the written consent of the Parties.

Section 1.5 Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the Parties hereto and their respective successors and permitted assigns.

Section 1.6 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto any right, remedy or claim under or by virtue of this Agreement.

Section 1.7 Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

(b) Any Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE MERGER, OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.8 Entire Agreement. This Agreement sets forth the entire agreement among the Parties hereto with respect to the subject matter hereof. Any prior agreements or understandings among the parties hereto regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

Section 1.9 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

By:	/s/ Jonathan Javitt
Name: Jonathan Javitt

By:	/s/ Daniel Javitt
Name: Daniel Javitt

[Signature Page to Voting Agreement]